April 29, 2015

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20002

Re:	Post-Effective Amendment No. 51 to the Registration Statement on Form N-1A of The Wright Managed Equity Trust (the "Trust") File Nos. 2-78047; 811-3489 ("PEA no. 51")

Dear Ladies and Gentlemen:

Wilmer Cutler Pickering Hale and Dorr LLP hereby consents to the incorporation by reference into PEA no. 51 of its opinion, dated April 7, 1998, filed with the Securities and Exchange Commission on April 29, 1998, as exhibit no. 10 to post-effective amendment no. 23 to the Trust's registration statement on Form N-1A.

This consent may not be used for any purpose other than as set forth above without our further consent.

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s/ Leonard A. Pierce Leonard A. Pierce, Esq., a Partner